TRADEMARK LICENSE AND PRODUCT PROMOTION AGREEMENT

          This Agreement is made and entered into this 17 day of December, 2001, by and between KOBRA INTERNATIONAL, LTD., a New York corporation with office at 525 Seventh Avenue, New York, New York 10018 (hereinafter, "KOBRA"), f/s/o NICOLE MILLER, an individual (hereinafter, "NICOLE MILLER"), and SEL-LEB MARKETING, INC. a New York corporation with offices at 495 River Street, Paterson, New Jersey 07524 (hereinafter, "SEL-LEB").

                                    RECITALS

         WHEREAS, NICOLE MILLER is a shareholder, executive officer and employee of KOBRA, and KOBRA has the right to license the name, likeness, autograph, portrait and picture (hereinafter collectively referred to as the "Miller Rights") of NICOLE MILLER and to provide the services of NICOLE MILLER as provided for hereunder; and,

         WHEREAS, KOBRA is the owner of the trademark "Nicole Miller" and certain simulations and variations thereof as described in Schedule "A" hereto (hereinafter referred to as the "Marks").

         WHEREAS, SEL-LEB is in the business of, INTER ALIA, manufacturing celebrity endorsed consumer products and distributing same through a number of Electronic Retailers (as hereinafter defined); and

         WHEREAS, SEL-LEB desires to obtain a license from KOBRA to use the Marks and Miller Rights on and in connection with the promotion and sale of the Licensed Products (as hereinafter defined) in the Territory (as hereinafter defined);

         WHEREAS, SEL-LEB desires to obtain the services of NICOLE MILLER, to assist in the design of and endorse and promote the Licensed Products on Electronic Retailers' Programming Services (as hereinafter defined) throughout the Territory;

         WHEREAS, SEL-LEB acknowledges that the Marks, Miller Rights and associated goodwill are of great significance and value to KOBRA and that strict adherence to the quality control standards provided in this Agreement is essential to the maintenance of the significance and value of the Marks, Miller Rights and associated goodwill; and,

         WHEREAS, KOBRA desires to grant a license for the Marks and Miller Rights to SEL-LEB, and provide the services of NICOLE MILLER, as hereinafter provided upon the terms and conditions hereafter set forth.

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         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements hereinafter set forth, the parties agree as follows:

         1.       DEFINITIONS.

                  "Close-Out Sales" as used herein shall mean sales of Licensed Products by SEL-LEB for less than 75% of its regular wholesale price to discount retailers with the consent of KOBRA.

                  "Electronic Retailers" as used herein shall mean entities which sell a variety of consumer products by means of live programming services, via satellite transmissions, broadcast television stations, and via affiliated cable television systems, including only QVC, Home Shopping Network, and NBC@HOME within the United States and the affiliates, partners and joint venturers or each of the foregoing outside of the United States, unless otherwise mutually agreed by the parties hereto.

                  "Electronic Retailers' Programming Services" as used herein shall mean programming services of a Electronic Retailers' via satellite transmissions, broadcast television stations, and via affiliated cable television systems.

                  "Indemnified Party" as used herein shall mean a party seeking indemnification.

                  "Indemnifying Party" as used herein shall mean a party from whom indemnification is sought.

                  "Inventory" as used herein shall mean any and all remaining (i.e. on hand or in stock) Licensed Products and tangible items bearing the Marks or Miller Rights, including but not limited to, raw material, "Works in Progress" (as hereinafter defined), labels, tags, etc.

                  "Licensed Products" as used herein shall mean all jewelry categories, excluding watches, made with the following: sterling silver, 10k gold 14k gold and 18 kt gold, and all precious stones and semi precious stones as well as diamonds and synthetic stones such as cubic zirconia and synthetic colors stones, in each instance subject to Section 2(g) below.


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                  "Marks" as used herein  shall mean  registered  and common law trademarks belonging to KORBRA as set forth on Schedule A annexed hereto and incorporated herein by reference.

                  "Miller Rights" as used herein shall mean the name, likeness, autograph, portrait and picture of NICOLE MILLER.

                  "Net Sales" as used herein shall mean the gross dollar amount of all sales by SEL-LEB of Licensed Products (hereinafter "Gross Sales"), less
(i) freight and insurance charges, value added taxes, sales taxes, and/or other similar taxes and duties, (ii) rebates, charge-backs, (iii) advertising and other discount and markdown or margin allowances actually given to customers, and (iv) approved credits, credits allowed customers for returns, and allowances for damaged or defective goods. Notwithstanding the foregoing, deductions from Gross Sales under subsection (iii) of the foregoing sentence shall not exceed ten (10%) percent of Gross Sales to any one customer in any "Year" (as defined in Section 4(c) below). In the event any purchaser of the Licensed Products makes any deduction from monies paid on account of matters not directly related to the sales of the Licensed Products, such amount shall be added back in determining Net Sales. Any sales or transfers of Licensed Products made by SEL-LEB to any person or entity that does not deal at arm's length with SEL-LEB shall be computed, for the purpose of determining Net Sales, at an amount equal to the price at which SEL-LEB would have invoiced or charged purchasers who deal at arm's length with SEL-LEB and all Royalties shall be paid to KOBRA thereon. By way of example only, SEL-LEB may sell 100,000 units of Licensed Products to a customer within the Territory at a total invoice price of $1,000,000 with terms of 1% Net 30. The shipment has a damage factor of 3%; therefore the customer must only pay for 97,000 units at an extended cost of $970,000. The customer deducts one percent (1%) for meeting SEL-LEB's payment terms and in full satisfaction of the invoice, pays SEL-LEB $960,300.00. Therefore, Net Sales for the aforementioned example were $960,300.00 from which KOBRA's Royalty (as hereinafter defined) is calculated. Notwithstanding the foregoing, sales to KOBRA, its subsidiaries, licensees or affiliates shall be included in "Net Sales" only if such entity purchases Licensed Products for cash, at listed wholesale rates, with the most favorable discounts, rebates and terms available to third parties.

                  "Personal Appearances" as used herein shall mean appearances by NICOLE MILLER at promotional and related social events in order to promote the Licensed Products.

                  "Promotional Segments" as used herein shall mean excerpts and modifications made by SEL-LEB and/or the Electronic Retailers to the live appearances and Promotional Spots by editing, dubbing, adding to, subtracting from and integrating any or all of NICOLE MILLER's performances hereunder, subject to Section 2(g) below.

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                  "Promotional  Spots"  as used  herein  shall  mean  television commercials or promotional spots and/or print photography produced in connection with Taping Days.

                  "Property Rights" as used herein shall mean the trade names, trademarks, service marks, materials and other property interests relating to the Licensed Products, which are created by SEL-LEB hereunder, subject to
Section 9 below.

                  "Sell-Off Period" as used herein shall mean the nine (9) month period following the expiration or earlier termination of this Agreement; PROVIDED, HOWEVER, if this Agreement is terminated by KOBRA due to the Material Default of SEL-LEB, there shall be no Sell-Off Period, as defined herein.

                  "Territory" as used herein shall mean Electronic Retailer's Programming Services throughout the world; retail stores either owned or licensed by KOBRA; and other traditional retailers located in North America, including specialty stores and department stores; PROVIDED, HOWEVER, SEL-LEB will obtain the consent of KOBRA prior to distributing Licensed Products to specialty stores or departments stores.

                  "Taping Days" as used herein shall mean a day or portion thereof devoted to the rendering of services in connection with the production of Promotional Spots.

                  "Use" (or "Used," "Uses" or "Using") shall mean (1) the placement of the Marks or Miller Rights on the Licensed Products; and (2) the use of the Marks and the Miller Rights in the broadest sense of publication, that is any visual and aural form which to the average person would indicate that the Licensed Products are associated with the Marks or Miller Rights, including, but not limited to, print media, labels, tags, point of sale and showroom displays, signage, packaging, stationery, business cards and forms, and electronic media (including, without limitation, television, film, video tape, radio and the like) now known or hereafter devised, and the form and content of the subject matter associated with all the aforementioned; and (3) all other uses of the Marks and Miller Rights approved by KOBRA in accordance with Section 2(g) below.

                  "Visits"  as used  herein  shall  mean  travel  to  Electronic
Retailers' facilities to appear live on Electronic Retailers' Programming Services to promote or otherwise endorse the Licensed Products.

                  "Works in Progress" as used herein shall mean Licensed Products, which are in the process of manufacture at the time notice of termination is received or given by SEL-LEB.

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         2.       PROMOTIONAL SERVICES AND LICENSE.

                  (A)      LIVE APPEARANCES AT ELECTRONIC RETAILERS' STUDIOS.

                  From time to time during the term of this Agreement, KOBRA agrees to make NICOLE MILLER available to make Visits. The dates of such Visits, as well as the duration thereof, shall be subject to NICOLE MILLER's availability and will be determined by mutual agreement of the parties. For the purpose of clarification, each Visit shall consist of up to three (3) consecutive days, including travel. KOBRA and NICOLE MILLER understand and agree that, in connection with the coordination of the Visits, SEL-LEB will incur substantial risk and expense and therefore the cancellation of a scheduled Visit by KOBRA and/or NICOLE MILLER (other than due to acts of God, illness or injury which would prevent or otherwise materially inhibit NICOLE MILLER's performance, death or travel related delays beyond KOBRA and/or NICOLE MILLER's control) shall constitute a material breach of this Agreement and KOBRA and NICOLE MILLER agree to indemnify and hold SEL-LEB harmless from and against any and all losses, damages, claims, causes of action and liabilities incurred as a result of such material breach. Sel-Leb may terminate this Agreement, effective upon notice to KOBRA, in the event (i) SEL-LEB receives notice from the Electronic Retailer who's Electronic Retailers' Programming Services NICOLE MILLER was to appear on in connection with the cancelled Visit, that such Electronic Retailer would not schedule any additional Visits, or (ii) SEL-LEB is able to reschedule the cancelled Visit within ninety (90) days of the originally scheduled date for such Visit, and KOBRA is unable to provide the services of NICOLE MILLER on such rescheduled date. Dates for which NICOLE MILLER will be unavailable on an annual basis are attached hereto as Schedule "B".

                  (B)      PRINT AND VIDEO PROMOTIONAL SPOTS.

                  In addition to the Visits described in Section 2(a), by the mutual agreement of the parties KOBRA agrees to make NICOLE MILLER available from time to time for Taping Days to produce Promotional Spots to be used in connection with promotion and marketing of the Licensed Products, subject to
Section 3 below. The specific dates for Taping Days shall by determined by mutual agreement of the parties. KOBRA and NICOLE MILLER understand and agree that the coordination of Taping Days will put SEL-LEB to considerable expense and therefore the cancellation of a scheduled Taping Day by KOBRA and/or NICOLE MILLER (other than due to acts of God, significant illness or injury, death or travel related delays beyond KOBRA and/or NICOLE MILLER's control) with less than fourteen (14) days written notice to SEL-LEB shall constitute a material breach of this Agreement KOBRA and NICOLE MILLER agree to indemnify and hold SEL-LEB harmless from and against any and all losses, damages, claims, causes of action and liabilities incurred as a result of such material breach.

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                  (C)      USE OF PROMOTIONAL SPOTS.

                  As to each of the live appearances in connection with the Visits described in Section 2(a) and the Promotional Spots produced in connection with the Taping Days pursuant to Section 2(b), SEL-LEB shall have the right to make, or cause to have made, such number of Promotional Segments, subject to Section 2(g) below, for use only with regard to the sale of the Licensed Products, subject to Section 3 hereof. During the term of this Agreement, SEL-LEB shall have the right to the unlimited use and reuse of any and all of the Promotional Segments, as SEL-LEB may elect, in connection with the promotion, advertising and distribution of the Licensed Products within the Territory, including but not limited to, use as spot announcements on Electronic Retailers' Programming Services, commercial advertisements for the Electronic Retailers' Programming Services on other broadcast and cable programming, insert statement stuffers, national and local media space advertising and other direct marketing print methods in connection with the general promotion of the Visits, and the Licensed Products within the Territory, generally.

                  (D)      USE OF MARKS AND MILLER RIGHTS.

                  Subject to Section 2(g) below, KOBRA and NICOLE MILLER hereby grant exclusive permission to SEL-LEB, its subsidiaries, and manufacturing and other affiliates of SEL-LEB agreed to by the parties to use, during the term of this Agreement, the Marks and Miller Rights in connection with the Licensed Products in the Territory, including, but not limited to, the right to package, produce, promote, advertise, sell and distribute the Licensed Products in the Territory, subject to Section 2(g) below.

                  (E)      ADDITIONAL PROMOTIONAL SERVICES.

                  At SEL-LEB's request, from time to time during the term of this Agreement, KOBRA agrees to use reasonable commercial efforts to make NICOLE MILLER available to make Personal Appearances. The specific days and events will be determined by mutual agreement of the parties and subject to NICOLE MILLER's availability. KOBRA and NICOLE MILLER understand and agree that, in connection with the coordination of the Personal Appearances, SEL-LEB will incur substantial risk and expense and therefore the cancellation of a scheduled Visit by KOBRA and/or NICOLE MILLER (other than due to acts of God, significant illness or injury, death or travel related delays beyond KOBRA and/or NICOLE MILLER's control) shall constitute a material breach of this Agreement KOBRA and NICOLE MILLER agree to indemnify and hold SEL-LEB harmless from and against any and all losses, damages, claims, causes of action and liabilities incurred as a result of such material breach.

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                  (F)      OTHER SERVICES.

                  SEL-LEB shall provide the services of one (1) or more professional designers to design the Licensed Products on a non-exclusive Basis. Without additional cost to SEL-LEB, KOBRA shall cause NICOLE MILLER and its other employees and agents to dedicate commercially reasonable time to assisting the professional designer(s) provided by SEL-LEB in connection with the designing of the Licensed Products.

                  (G)      RIGHT OF APPROVAL.

                  KOBRA and NICOLE MILLER shall have all rights of approval, which shall not be withheld unreasonably, in connection with any product SEL-LEB intends to offer as a Licensed Product, the content of any Promotional Segment, and/or any Use of the Marks, Miller Rights or other results of NICOLE MILLER's services hereunder. Before offering for sale any product SEL-LEB intends to offer as a Licensed Product, and before committing to a Use of the Marks, Miller Rights or any Promotional Segment, SEL-LEB shall obtain KOBRA'S prior written approval of such product, Use and/or Promotional Segment. Such approval shall be deemed to have been given if KOBRA or its designated representative does not disapprove in writing within ten (10) business days of receiving a written request therefor. For purposes of this Section 2(g) a request by SEL-LEB for approval from KOBRA shall be effective as of the date same is sent by either facsimile or e-mail, or received by KOBRA via hand delivery or any nationally recognized overnight carrier. Notwithstanding the foregoing, the withholding of approval by KOBRA hereunder shall not be deemed to be unreasonable in the event such is withheld based upon aesthetic and quality standards used by KOBRA in its core business. From time-to-time during the term hereof KOBRA may request additional samples of Licensed Products previously approved pursuant to this Agreement, at no cost and solely for the purpose of ensuring that the quality of such samples is consistent with that of the previously approved samples; and, if KOBRA reasonably determines that the quality has not remained consistent may withdraw it earlier approval.

         3.       SEL-LEB'S MARKETING RIGHTS.

                  KOBRA and NICOLE  MILLER  hereby grant to SEL-LEB,  during the term hereof, an exclusive license to use the Marks and Miller Rights in connection with the production, manufacture, advertising, merchandising, promotion, distribution and sale solely of Licensed Products, in the Territory; and further, KOBRA agrees that, during the term of this Agreement, SEL-LEB shall have the exclusive right to market and sell the Licensed Products in the Territory, and to use the Marks, Miller Rights and Promotional Segments in connection therewith (the "License").

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         4.       TERM.

                  (A) The term of this Agreement shall commence on the date hereof and shall continue, unless sooner terminated as provided herein, up to and including three (3) years from the date of the first Visit by Nicole Miller pursuant to the terms hereof (the "Initial Term"). The Initial Term may be extended at the option of SEL-LEB for an additional period of three (3) years (the "Extended Term"), provided (i) SEL-LEB is in full compliance with all the terms and conditions of this Agreement immediately prior to the exercise of the option to extend, and (ii) SEL-LEB gives KOBRA notice of its desire to renew at least six (6) months prior to the end of the Initial Term. Thereafter, this Agreement shall be extended automatically for successive periods of one (1) year each (the "Successive Term" or the "Successive Terms") unless either party provides written notice to the other, no less than one hundred and eighty (180) days prior to the expiration of the Extended Term or any Successive Term that it does not wish to extend or further extend the term of this Agreement. Such extension of the Initial Term, Extended Term or any Successive Term of this Agreement shall be upon the same terms and conditions in force and effect hereunder at the time of each such extension or as otherwise agreed to in writing by the parties. Should KOBRA at any time exercise its right under this Agreement to terminate the rights of SEL-LEB, all options to extend the term shall likewise be terminated.

                  (B) Notwithstanding anything in Section 2(a) to the contrary, if SEL-LEB has not received a commitment for the first Visit by NICOLE MILLER hereunder within six (6) months of the date hereof, either party shall have the option, within ten (10) business days after such date, to terminate this Agreement upon the delivery of notice thereof to the other, rendering the Agreement null and void and no longer of force or consequence, but shall not result in the reimbursement of the "Advance Royalty" (as defined in Section 6(b) below).

                  (C) The Initial Term, Extended Term, if any, Successive Term(s), if any, and the Sell-Off Period, if any, shall collectively be referred to as the "Licensed Term." The First Year of the Licensed Term shall commence on the date of the first Visit by Nicole Miller pursuant to the terms hereof, and each twelve (12) month period thereafter, shall hereinafter be referred to as a "Year," such as Second Year, Third Year, etc. The period preceding the first Visit by Nicole Miller hereunder shall be considered the "Start-Up Period". The first quarter of the First Year shall consist of the Start-Up Period and the first three (3) months immediately thereafter. The remaining quarters of the Term shall be every three (3) month period thereafter.

         5.       TERMINATION.

                  Subject to the continuing obligations arising from a breach hereof and those terms and obligations that survive cessation of this Agreement by the clear import of their language, this Agreement and all rights relevant thereto shall cease upon the earlier of termination, for

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whatever  reason,  or  expiration,  except  that the  exercise  of any  right of termination under this Section 5 shall not affect any rights which have accrued prior to termination and shall be without prejudice to any other legal or equitable remedies to which either party may be entitled by reason of such rights.

                  (A)      BY SEL-LEB.

                           (i)      WITHOUT  CURE.  SEL-LEB may  terminate  this
Agreement effective immediately (without right to cure by KOBRA) at any time following the time that it becomes aware that, following the date of this Agreement, KOBRA and/or NICOLE MILLER has committed any act or become involved in any situation or occurrence which brings KOBRA, NICOLE MILLER, the Licensed Products and/or SEL-LEB into public disrepute, scandal or ridicule, or shocks or offends the community, or derogates from the public image of any of the foregoing by giving written notice to KOBRA of such termination.

                           (ii)     WITH CURE.  SEL-LEB  shall have the right to
terminate this Agreement, after notice to KOBRA and expiration of a thirty (30) day cure period for all other material defaults (but excluding any non-curable default as set forth in Section 5(b)(i) above which shall not be subject to this
Section 5(b)(ii)) if said defaults are capable of being cured upon the breach of any of the terms or conditions of this Agreement by KOBRA

                  (B)      BY KOBRA.

                           (i)      WITHOUT CURE.  KOBRA shall have the right to
terminate this Agreement effective immediately (without right to cure by SEL-LEB) (1) upon SEL-LEB'S receipt of written notice from KOBRA in the event of any affirmative act of insolvency by SEL-LEB; or (2) upon the appointment of any receiver or trustee to take possession of the properties of SEL-LEB; or (3) upon the decision of a court of first impression having competent jurisdiction to permanently enjoin SEL-LEB'S unlawful use of the Marks and/or Miller Rights or use of the Marks and/or Miller Rights in a manner specifically denied in this Agreement, or adjudges such use to be violative of the trademark or other rights of any third party; or (4) upon performance by SEL-LEB of any act specifically set forth in this Agreement as a non-curable breach.

                           (ii)     WITH  CURE.  KOBRA  shall  have the right to
terminate this Agreement, after notice to SEL-LEB and expiration of a seven (7) day cure period for payment and/or reporting defaults and expiration of a thirty
(30) day cure period for all other defaults (but excluding any non-curable default as set forth in Section 5(c)(i) above which shall not be subject to this
Section 5(c)(ii)) if said defaults are capable of being cured, ( 1 ) upon the breach of any of the terms or conditions of this Agreement by SEL-LEB, or (2) if SEL-LEB takes any act or fails to act, and such action or omission is, in the reasonable opinion of KOBRA, materially harmful


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to the  Marks,  Miller  Rights  or the  business  of  KOBRA,  or  KOBRA'S  other licensees, or the brand. If a breach is not capable of being cured, then termination shall become effective as of the date of notice

                  (D) If this License is terminated by KOBRA (i) with no right to cure by SEL-LEB, or (ii) following SEL-LEB's failure to timely cure a payment default (unless non-payment is related to a good faith dispute by SEL-LEB of the amount alleged to be owing by KOBRA), then SEL-LEB shall have no right to a Sell-Off Period. During the Sell-Off Period, in the event the Marks or Miller Rights are imprinted, affixed or otherwise physically integrated with or into the Inventory, SEL-LEB shall have the right to dispose of any Inventory which is on hand at the time of expiration or termination. SEL-LEB shall pay compensation to KOBRA with respect to Net Sales during the Sell-Off Period at the rate of seven percent (7%) of Net Sales. During the Sell-Off Period, SEL-LEB may continue to use the Marks, Miller Rights and the Promotional Segments to promote the sale of the Licensed Products. Notwithstanding the foregoing, in the event KOBRA causes NICOLE MILLER to make Visits during the Sell-Off Period, SEL-LEB shall pay compensation to KOBRA with respect such sales at the applicable percentage of Net Sales at the time of termination or expiration of the Agreement.

                  (E) Upon the expiration or termination of this Agreement and the Sell-Off Period, if any, SEL-LEB agrees immediately to discontinue all Use of the Marks, Miller Rights, Promotional Segments and copyrights of KOBRA and any term, trademark or trade dress confusingly similar thereto.

         6.       COMPENSATION.

                  (A)      ROYALTY.

                  In consideration of KOBRA's grant to SEL-LEB of the License and NICOLE MILLER's performance and service in connection with the sale of the Licensed Products hereunder, SEL-LEB shall pay as a royalty to KOBRA a sum equal to seven (7%) percent of Net Sales of the Licensed Products (hereinafter, the "Royalty") in accordance with this Section 6.

                  (B)      GUARANTEED MINIMUM ROYALTIES.

                  SEL-LEB shall pay to KOBRA, pursuant to Section 6(c) below, the greater of either the earned Royalty or the Guaranteed Minimum Royalty (hereinafter "GMTR") as follows:

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


                           (i)      Initial Term:

                                    (A)  $105,000.00 for the First Year, $10,000
                                         of which  shall be paid upon  execution
                                         of   this   Agreement   (the   "Advance
                                         Royalty"),  with  the  balance  paid in
                                         equal quarterly installments;

                                    (B)  $25,000.00  per Visit  made  during the
                                         Second  Year,  PROVIDED,   HOWEVER,  if
                                         during the Second Year,  NICOLE  MILLER
                                         makes six (6) or more Visits,  the GMTR
                                         for the Second Year shall be $200,000;

                                    (C)  $35,000.00  per Visit  made  during the
                                         Third  Year,   PROVIDED,   HOWEVER,  if
                                         during the Third  Year,  NICOLE  MILLER
                                         makes  eight  (8) or more  Visits,  the
                                         GMTR  for  the  Second  Year  shall  be
                                         $400,000.

                           (ii)     Extended Term, if any:

                                    (A)  $40,000.00  per Visit  made  during the
                                         First  Year of the  Extended  Term,  if
                                         any;

                                    (B)  $45,000.00  per Visit  made  during the
                                         Second Year of the  Extended  Term,  if
                                         any;

                                    (C)  $50,000.00  per Visit  made  during the
                                         Third  Year of the  Extended  Term,  if
                                         any;

         In the event KOBRA has not earned the maximum GMTR in the Second Year or Third Year of the Initial Term, $200,000 and $400,000 respectively, then KOBRA shall have the right, but not the obligation, to terminate this Agreement, which option must be exercised, if at all, by written notice delivered to SEL-LEB within ten (10) business days of receipt by KOBRA of the Quarterly Report for the fourth quarter of the year for which KOBRA had not earned the maximum GMTR. Notwithstanding the preceding sentence, SEL-LEB may avoid termination of this Agreement by paying to KOBRA, within ten (10) business days of SEL-LEB's receipt of such termination notice, the difference between the amount earned by KOBRA in such year and the maximum GMTR for such year.

                  (C)      PAYMENT.

                  Royalties due and payable to KOBRA hereunder shall be paid by SEL-LEB on a quarterly basis no later than the twentieth (20th) day of the month immediately following the quarter in which said Net Sales are made. Each Royalty payment shall be accompanied by a "Quarterly Report" (as defined below).

                  (D)      QUARTERLY REPORTS.

                  No later than the twentieth (20th) day of the month immediately following each quarter of the Licensed Term, SEL-LEB shall submit to KOBRA a written report on a form acceptable to KOBRA in its reasonable discretion which shall include a written statement of SEL-LEB's Net Sales during such quarterly period showing the number and type of Net Sales of each Licensed Product, a calculation of the Royalty due based thereon, and all other information requested by KOBRA in this Agreement (hereinafter "Quarterly Report"). Each Quarterly Report shall be accompanied by the remittance to KOBRA of the Royalties shown to be due thereon, shall be sent via overnight courier, and shall be certified as correct by the Chief Executive Officer or Chief Financial Officer of SEL-LEB or such other officers or employees of SEL-LEB as shall be reasonably designated by KOBRA. In the event of an inquiry by KOBRA regarding any such report, SEL-LEB shall comply promptly with KOBRA'S reasonable request for information in the manner reasonably requested. Within twenty (20) days after any expiration or termination of this Agreement, SEL-LEB shall provide KOBRA a Quarterly Report for the last whole or partial quarterly period during the Term, and SEL-LEB shall continue to submit such reports and all Royalty payment obligations to KOBRA within twenty (20) days following each thirty (30) day period during the Sell-Off Period, if any.

                  (E)      AUDIT.

                           (i)      KOBRA,  no  more  than  two  (2)  times  per
calendar year, at its own cost and expense, upon five (5) days' notice to SEL-LEB, and during reasonable hours, will have the right to inspect the books and records of SEL-LEB as they relate to the sales of the Licensed Products to the extent necessary to verify SEL-LEB'S Quarterly Reports and payments of Royalties. All materials designated as confidential by SEL-LEB, which are reviewed and copied hereunder, shall be held in confidence by KOBRA and not used for any purpose except for purposes of enforcing the terms of this Agreement. In the event that an audit conducted by KOBRA's representatives concludes that the amount of Royalties due was greater than the amount reported by SEL-LEB in any Quarterly Report furnished pursuant to Section 6(c), KOBRA shall promptly furnish to SEL-LEB a copy of the report of its accountant setting forth the amount of the deficiency showing, in reasonable detail, the basis upon which such deficiency was determined. Unless the results of the audit are disputed by SEL-LEB in accordance with Section 6(d)(iv) below, SEL-LEB shall promptly remit to KOBRA a sum equal to such deficiency, together with interest thereon at the rate of 8 percent per annum from the date such Royalty was due until the date of such remittance. In addition, if the audit reveals underpayment by more than five percent (5%) of the Royalties in any quarterly period, SEL-LEB shall pay to KOBRA the cost of such audit. The audit shall be conducted by Certified Public Accountants licensed by the State of New York.

                           (ii)     If any such audit reveals an underpayment of
ten percent (10%) or more for the period subject to audit, then, in addition to any and all other rights, legal and/or equitable, or KOBRA, KOBRA shall have the right, effective immediately upon giving notice to such effect to SEL-LEB, to terminate the term of this Agreement.

                           (iii)    If,  as a  result  of  such  audit,  KOBRA'S
accountant determines that the amount of Royalties paid was greater than the amount actually due, such overpayment will be promptly refunded to SEL-LEB

                           (iv)     SEL-LEB  shall  have the right to review and
the opportunity to challenge the results of an audit conducted in accordance with Section 6(a)(i) above within fifteen (15) days after KOBRA makes any demand for reimbursement pursuant to the terms of the immediately preceding paragraph. In the event of any dispute between the SEL-LEB and KOBRA concerning the results of such audit, such dispute shall be resolved by a firm of certified public accountants mutually acceptable to the parties and unaffiliated with either of them. The determination of such accountants shall be final and binding upon the SEL-LEB and KOBRA. If the parties are unable to agree on a firm of certified public accountants within ten (10) business days following notice to KOBRA by SEL-LEB of its dispute with the results of such audit, then SEL-LEB and KOBRA shall each choose one firm of certified public accountants, which two firms shall designate a mutually agreeable firm within five (5) business days of their own respective appointments. The certified public accounting firm selected in accordance with the foregoing procedures shall deliver its written determination to both the SEL-LEB and the KOBRA. The submitting party shall pay the costs of any audit conducted under this Section 6(e)(iv). Any payment due from one party to the other shall be made by the party from which payment is due within fifteen
(15) business days after its receipt of the determination that such amount is due.

                  (F)      OPTION TO INCREASE ROYALTY.

                  Notwithstanding Section 6(a) above, the Royalty may be increased by two (2%) percent of Net Sales at the election of KOBRA anytime after the First Year of the Initial Term, provided KOBRA agrees in writing, in a form acceptable to SEL-LEB in its reasonable discretion, to, during the Licensed Term, (i) pay SEL-LEB (on terms similar to the obligations of SEL-LEB under this Section 6) two percent (2%) of Net Sales of products sold by KOBRA, its subsidiaries and affiliates to Electronic Retailers in the United States and any foreign jurisdiction in which SEL-LEB has sold Licensed Products hereunder; and
(ii) to use its best efforts to cause SEL-LEB to be paid a fee not less than two percent (2%) of Net Sales of products sold by other KOBRA licensees to Electronic Retailers in the United States and any foreign jurisdiction in which SEL-LEB has sold Licensed Products hereunder (for purposes of this provision, KOBRA shall be deemed to have exercised its best efforts if it refuses to provide the services of NICOLE

MILLER to appear, on an Electronic Retailers Programming Services, for the purposes of promoting or otherwise endorsing the product for which SEL-LEB has not, or will not be paid at least two percent (2%) of Net Sales). The increase in Royalty resulting from an election by KOBRA hereunder shall apply only to Net Sales generated after such election. Further, any election made by KOBRA pursuant to this Section 6(e) shall be irrevocable during the Licensed Term without the written consent of SEL-LEB.

                  (D)      CLOSE-OUT SALES.

                  The reduced Royalty on Close-Out Sales shall be three (3%) percent.

         7.       TRAVEL AND OTHER EXPENSES.

                  SEL-LEB shall be responsible for the reasonable travel expenses of NICOLE MILLER and one companion in connection with the Visits, Promotional Appearances, Taping Days and other promotional services hereunder, including first-class airfare, and lodging (if reasonably required under the circumstances), meals, reasonable and direct out-of-pocket expenses and private coach ground transportation to and from airports, hotels, Electronic Retailers' studios, and Personal Appearances; PROVIDED, HOWEVER, in the event an Electronic Retailer purchases products other than Licensed Products in connection with a Visit, SEL-LEB shall only be responsible for the percentage of those travel and other expenses in connection with Visit equal to the percentage of Gross Sales of Licensed Products relative to Gross Sales of all products (including Licensed Products) purchased by an Electronic Retailer in connection with such Visit.

         8.       BEST EFFORTS.

                  (A) KOBRA AND NICOLE MILLER. SEL-LEB will consult with KOBRA with respect to the dates for all Visits, Taping Days, Personal Appearance and other promotional activities. During the Licensed Term KOBRA and NICOLE MILLER will exercise their best efforts in rendering the services hereunder and make NICOLE MILLER available for Visits, Taping Days, Personal Appearances and other promotional activities so as to best promote, market, sell and distribute the Licensed Products via an Electronic Retailers' Programming Services. Upon the dates for Visits, Taping Days, Personal Appearance and other promotional activities mutually being agreed upon, such dates will be reserved and KOBRA and NICOLE MILLER agree to coordinate NICOLE MILLER's schedule and other business commitments so as not to conflict with NICOLE MILLER's performance hereunder. Once the date has been reserved for a Visit, Taping Day or Personal Appearance, a default in appearance by KOBRA and/or NICOLE MILLER will cause SEL-LEB to suffer extraordinary monetary loss; therefore, the cancellation of such date (with respect to a scheduled Taping Day, the cancellation with less than fourteen (14) days written notice to SEL-LEB) or non-appearance by KOBRA and/or NICOLE MILLER (other than due to acts of God, significant illness or injury, death or travel related delays beyond the control of KOBRA and/or NICOLE MILLER) shall constitute a material breach of this Agreement and KOBRA and NICOLE MILLER agree to indemnify and hold SEL-LEB harmless from and against any and all losses, damages, claims, causes of action and liabilities incurred as a result of such material breach. KOBRA agrees to make NICOLE MILLER available to attend and participate in pre-production conferences and meetings, make-up and other activities reasonably necessary or appropriate for the proper performance of services to be rendered.

                  (B) SEL-LEB. During the Licensed Term, SEL-LEB will use its best efforts to exploit the License granted herein throughout the Territory, and promote and market the Licensed Products so as to maximize the compensation to KOBRA.

         9.       OWNERSHIP OF CERTAIN RIGHTS.

                  (A) SEL-LEB acknowledges the ownership of the Marks and Miller Rights by KOBRA, agrees that it will do nothing inconsistent with such ownership, and that all Use (and any other use thereof) of the Marks and Miller Rights by SEL-LEB and all good will developed therefrom shall inure to the benefit of and be on behalf of KOBRA. SEL-LEB agrees that nothing in this Agreement shall give SEL-LEB any right, title, or interest in the Marks and Miller Rights other than the exclusive right to Use the Marks and Miller Rights in accordance with this Agreement and SEL-LEB agrees that it will not attack the title of KOBRA to the Marks, the validity of the Marks, any rights of KOBRA that may have arisen from this Agreement, or the validity of this Agreement. SEL-LEB shall not, at any time, knowingly do or suffer to be done any act or thing which may in any way adversely affect any rights of KOBRA and NICOLE MILLER in and to the Marks and Miller Rights or which, directly or indirectly, may reduce the value thereof or detract from KOBRA's or NICOLE MILLER's reputation. KOBRA reserves all rights in and to the Marks and Miller Rights except as specifically granted herein to SEL-LEB; and, subject to the License and terms hereof, KOBRA and NICOLE MILLER may exercise such rights at any time. In the event of any dispute between SEL-LEB and any other licensee of KOBRA and/or NICOLE MILLER with respect to the Marks and Miller Rights and products covered by their respective licenses, NICOLE MILLER shall mediate such dispute in good faith.

                           (i)      Whenever requested by KOBRA,  whether during
the Licensed Term or thereafter, SEL-LEB shall execute such documents or applications as KOBRA may reasonably deem necessary to confirm KOBRA'S ownership of the Marks and Miller Rights, to maintain the validity of the Marks, and to obtain, or maintain any registration thereof.

                           (ii)     SEL-LEB   shall   comply   with   reasonable
conditions set forth in writing from time-to-time by KOBRA with respect to the style, appearance and manner of use of the Marks. All labels, hangtags and/or packaging (hereinafter collectively "labeling" or "label(s)") and Promotional Materials bearing the Marks shall contain a notice or notices acceptable to KOBRA, in its reasonable discretion, identifying the licensed use under this Agreement and the proprietary rights of KOBRA. Nothing herein shall require SEL-LEB to cancel or amend orders of Licensed Products not yet filled, or to dispose of inventory already received from manufacturers of the Licensed Products, provided that KOBRA previously approved the samples for those Licensed Products.

                           (iii)    In  the   event   the   Territory   includes
countries in which one or more of the Marks have not yet been registered, KOBRA has the right, but not the obligation, to obtain trademark registration of any of the Marks in such countries. KOBRA makes no representation or warranty that the Marks will be registered or are registerable in the Territory, and the failure to obtain or maintain registrations thereof shall not be deemed a breach hereof by KOBRA.

                  (B) It is understood and agreed that SEL-LEB shall be the sole and exclusive owner of all right, title and interest in and to the Property Rights. Nothing contained in this Agreement shall be construed as an assignment from SEL-LEB to KOBRA or NICOLE MILLER of any right, title or interest in and to the Property Rights belonging to SEL-LEB, other than those expressly granted herein. KOBRA and NICOLE MILLER recognize the value of the goodwill, which exists or will be developed in connection with the Licensed Products, and that the Property Rights and all rights therein and the goodwill pertaining thereto belong exclusively to the SEL-LEB.

                  (C) SEL-LEB shall own, and KOBRA and NICOLE MILLER hereby grant, all rights of every kind and nature in and to all results and proceeds of KOBRA's and NICOLE MILLER's services hereunder, worldwide, in perpetuity, subject to the limitations provided in Section 3 of this Agreement. In connection therewith, KOBRA acknowledges that NICOLE MILLER's services hereunder are specially ordered and commissioned by SEL-LEB as a "work made for hire" for the sole and exclusive benefit of SEL-LEB.

                  (D) SPECIAL RULES FOR LICENSED PRODUCT DESIGNS. Notwithstanding anything to the contrary herein contained, any intellectual property rights attaching to the design of any product designed, in whole or in part, by SEL-LEB or designers engaged by SEL-LEB shall be considered, for purposes of this Agreement "SEL-LEB Designs", and any design for product designed exclusively by NICOLE MILLER, which SEL-LEB offers as a Licensed Product, shall be considered, for purposes of this Agreement, "KOBRA Designs".

                           (i)      KOBRA agrees that it shall not  exploit,  or
permit any other person or entity to exploit, any KOBRA Designs other than under this Agreement.

                           (ii)     SEL-LEB agrees that it shall not exploit any
SEL-LEB Designs other than under this Agreement.

                           (iii)    Within 30 days of the  expiration or earlier
termination of this Agreement, either party may elect, by delivery of written notice to the other party, to purchase any one or more SEL-LEB Designs and/or KOBRA Designs for exploitation other than under this Agreement. The price shall be equal to an amount equal to ten (10) times the Net Sales of such SEL-LEB Designs and/or KOBRA Designs elected to be purchased during the twelve-month period prior to the date of the termination or expiration of this Agreement. In the event both parties hereto desire to purchase identical SEL-LEB Designs and/or KOBRA Designs, the party whose election notice is first delieverd to the other party, shall have the prior right to purchase such SEL-LEB Designs and/or KOBRA Designs, provided such transaction is completed within thirty (30) days of delivery of such election notice.

                           (iv)     This Section 9(d) shall  survive  expiration
or earlier termination of this Agreement.

         10.      RESTRICTIVE COVENANT.

                  (A) Provided KOBRA has not exercised its option for an increased royalty pursuant to Section 6(f) above, during the term of this Agreement KOBRA agrees that it shall not provide the services of NICOLE MILLER to appear, or otherwise suffer an appearance by NICOLE MILLER, on an Electronic Retailers' Programming Services in the United States or in any foreign jurisdiction in which SEL-LEB has sold Licensed Products under this Agreement, for the purposes of promoting, marketing, or otherwise endorsing any products on Electronic Retailers' Programming Services, other than Licensed Products hereunder; PROVIDED, HOWEVER, the term of this Agreement and for a period of twelve (12) months following termination or expiration hereof, KOBRA agrees that it will only provide the services of NICOLE MILLER to appear, for the purposes of promoting, marketing, otherwise endorsing products, on the Electronic Retailers' Programming Services of the Electronic Retailer to whom SEL-LEB is exclusively selling Licensed Products to at such time.

                  (B) Provided this Agreement is not terminated by KOBRA without the right cure by SEL-LEB, for a period of twelve (12) months following expiration or earlier termination of this Agreement, KOBRA and NICOLE MILLER agree that they will not promote, market, otherwise endorse directly or indirectly, any Licensed Products, or any product which is competitive with the Licensed Products, on Electronic Retailers' Programming Services.

                  (C) KOBRA and NICOLE MILLER acknowledge that the services and rights which they are granting SEL-LEB hereunder are extraordinary and unique and cannot be replaced or adequately compensated in money damages, and any breach by KOBRA or NICOLE MILLER of this Agreement will cause irreparable injury to SEL-LEB. Therefore, KOBRA and NICOLE MILLER agree that in the event of a breach of this Section 10, SEL-LEB, in addition to any other remedies that might be available to it, shall be entitled, in additional to bringing suit at law or equity for money or other damages, to obtain injunctive or other equitable relief and, where appropriate, prevent the violation of any of the provisions of this Section 10, prevent NICOLE MILLER from performing similar services for, furnishing material to or granting conflicting rights to others that are prohibited by this Agreement. In any action to enforce the provisions of this Agreement, KOBRA and NICOLE MILLER shall waive the defense that there is an adequate remedy at law or equity and agrees that SEL-LEB shall have the right to obtain injunctive or other equitable relief without being required to prove actual damages.

                  (D) SEL-LEB recognizes that the Marks and Miller Rights possess special, unique and extraordinary character, which make difficult the assessment of monetary damages which KOBRA might sustain by an unauthorized use. Therefore, SEL-LEB agrees that in the event it should Use the Marks and/or Miller Rights other than as expressly provided herein, KOBRA and NICOLE MILLER, in addition to any other remedies that might be available to them, shall be entitled, in additional to bringing suit at law or equity for money or other damages, to obtain injunctive or other equitable relief and, where appropriate, prevent the further or continued violation of the provisions of this Agreement concerning or limiting its Use of the Marks and Miller Rights. In any action to enforce any provision of this Agreement concerning or limiting SEL-LEB's Use of the Marks and/or Miller Rights, SEL-LEB shall waive the defense that there is an adequate remedy at law or equity and agrees that KOBRA and NICOLE MILLER shall have the right to obtain injunctive or other equitable relief without being required to prove actual damages.

         11.      INDEMNIFICATION.

                  (A) KOBRA agrees to indemnify, defend and hold harmless SEL-LEB, its successors and assigns, and any entity owning or controlling SEL-LEB and its officers, directors, employees, agents and representatives (hereinafter individually or collectively referred to as "SEL-LEB Corporate"), from all demands, claims, actions, or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and court costs (including attorneys' fees and expenses), asserted against, resulting to or incurred, directly or indirectly, with respect to: (i) any failure by NICOLE MILLER to perform any of it obligations under this Agreement, (ii) any words spoken or acts done by NICOLE MILLER in connection with any live appearance under this Agreement (other than as directed or instructed by SEL-LEB or any of its respective employees or agents), and (iii) any violation or infringement (or alleged violation or infringement) of any third party's copyright, trademark, trade name, license or other similar intangible property rights resulting from SEL-LEB's Use of the Marks and/or Miller Rights in compliance with all the terms and conditions of this Agreement Marks and/or Miller Rights licensed by KOBRA to SEL-LEB under the terms of this Agreement.

                  (B) SEL-LEB agrees to indemnify, defend and hold harmless KOBRA, its successors and assigns, and any entity owning or controlling KOBRA and its owners, officers, directors, employees, agents and representatives (hereinafter individually or collectively referred to as "KOBRA Corporate") from all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and court costs (including attorneys' fees and expenses), asserted against, resulting to or incurred by KOBRA and/or KOBRA Corporate, directly or indirectly, with respect to: (i) any failure by SEL-LEB to perform any of its obligations under this Agreement, (ii) any mismarkings or defects in the Licensed Products manufactured and sold by SEL-LEB, (iii) any words spoken or acts done by KOBRA and/or NICOLE MILLER at the direction of SEL-LEB in connection with any live appearances under this Agreement, and (iv) any violation or infringement (or alleged violation or infringement) of any third party's copyright, trademark, trade name, license or other similar intangible property rights provided to KOBRA by SEL-LEB under the terms of this Agreement.

                  (C) An Indemnified Party shall give prompt written notice to the Indemnifying Party of any claim, suit or action to which said indemnification may relate. The Indemnifying Party may not settle, or appeal, any claim, suit or action or otherwise compromise such claim, suit or action without the Indemnified Party's prior written approval, which shall not be unreasonably withheld. The Indemnified Party, at its own expense, shall have the right to participate in the defense of any claims, suits, or actions. The above indemnities are and will be deemed and construed to be continuing indemnities and will survive for a period of five (5) years following the termination or expiration of this Agreement.

         12.      INFRINGEMENT.

                  SEL-LEB shall notify KOBRA promptly of any actual or threatened infringements, imitations, or unauthorized use of the Marks by third parties of which SEL-LEB becomes aware. KOBRA shall have the sole right, but not the obligation, at its expense, to bring any action on account of any such infringements, imitations or unauthorized use, and SEL-LEB shall cooperate with KOBRA, at KOBRA'S expense, as KOBRA may reasonably request, in connection with any such action brought by KOBRA. KOBRA shall retain any and all damages, settlement and/or compensation paid in connection with any such action brought by KOBRA.

         13.      CONFIDENTIALITY.

                  (A) As of the date of this Agreement, a confidential relationship shall arise and exist between the parties. During the term hereof and for three (3) years following the expiration of the term of this Agreement, each party shall hold (and shall require its agents, employees and representatives to hold) in confidence any Confidential Information (as hereinafter defined) disclosed to them by the other party or any of such other parties, officers, directors, employees, agents, subsidiaries or affiliates. Without limiting the generality of the foregoing, the parties shall be under a continuing non-delegable duty not to disclose, directly or indirectly, or permit the disclosure, directly or indirectly, of such Confidential Information to any third party, and not to knowingly use or permit the use of such Confidential Information for a purpose not covered by this Agreement. Each party may however disclose the terms of this Agreement to their accountants, attorneys, business advisors or others who have a legitimate reason to know. Such individuals shall be fully advised as to the confidential nature of the information that is being disclosed and agree to maintain such confidentiality.

                  (B)      For   purposes  of  this   Agreement,   "Confidential
Information"   means  all   information   relating  to  each  party's  (and  its
affiliates') existing and proposed business(es) which they deem to be proprietary and confidential, including without limitation, the terms of this Agreement, all technology, trade secrets, product formulas or design specifications, packaging designs, procedures, formats, data, customer lists, market research, market strategies and the like whether disclosed orally, in writing or by inspection. Notwithstanding anything to the contrary herein stated, the provisions of the Uniform Trade Secrets Act ("UTSA") shall govern.

                  (C) In the event either party (or any of such party's officers, directors, employees, agents or representatives, to whom Confidential Information is disclosed) breaches this Section 13, the other party shall be entitled to bring suit to recover any and all damages that may be sustained and, in addition, shall be entitled to specific performance and/or a temporary or permanent injunction prohibiting and enjoining the further violation of this Agreement. The enumeration on any remedy or remedies herein shall not prevent the non-breaching party from obtaining other damages or remedies allowable or available to it under the law.

                  (D) The provisions of this Section 13 shall not apply with respect to any information or concepts which are or become generally known or available in the parties' trade through no fault of the other party, or which have entered or subsequently enter the public domain through no fault of the other party.

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


         14.      COMMISSIONS OR OTHER FEES.

                  (A) KOBRA represents that KOBRA has not used the services of or incurred any obligations to an agent, broker, or finder in connection with the transactions contemplated by this Agreement. If KOBRA has used the services of or incurred any obligations to an agent broker or finder, then KOBRA shall be liable to such person and SEL-LEB shall be under no obligation for payment to such person on account of this Agreement.

                  (B) SEL-LEB shall be liable to any agent, broker, or finder it has engaged in connection with the transactions contemplated by this Agreement and KOBRA shall be under no obligation for payment to such person on account of this Agreement.

         15.      INDEPENDENT CONTRACTOR STATUS.

                  (A) KOBRA agrees that KOBRA is an independent contractor of SEL-LEB; that any and all contracts of employment made by KOBRA and any and all other contracts which may be made on behalf of KOBRA, for and in connection with KOBRA's and NICOLE MILLER's performance under this Agreement, shall be made by KOBRA as principal and not as an agent of SEL-LEB; and that KOBRA will make full payment of compensation and other amounts payable in connection with any matter on NICOLE MILLER's part to be performed under any such arrangement.

                  (B) SEL-LEB agrees that SEL-LEB is an independent contractor of KOBRA; that any and all contracts of employment made by SEL-LEB and any and all other contracts which may be made on behalf of SEL-LEB, for and in connection with SEL-LEB's performance under this Agreement, shall be made by SEL-LEB as principal and not as an agent of KOBRA.

         16.      ATTORNEYS' FEES.

                  If any litigation or other proceeding is commenced to enforce any provision of this Agreement or to seek a declaration of the rights of the parties hereunder, the prevailing party shall be entitled to recover from the non-prevailing party its reasonable costs, expenses and attorneys fees incurred in connection with such litigation or proceeding.

         17.      WAIVER.

                  No waiver, delay, omission or forbearance in exercising any right, option, duty or power under this Agreement shall affect or impair any party's rights in respect of any default or breach of any of the provisions of this Agreement or any subsequent default or breach of the same or a different kind.

         18.      BINDING EFFECT; NON-ASSIGNABILITY.

                  This Agreement is binding on the parties and their respective executors, administrators, legal representatives and successors. This Agreement and the respective duties and responsibilities of KOBRA and NICOLE MILLER hereunder are not assignable, in whole or in part. SEL-LEB shall have the right to assign this Agreement to any person acquiring all or a significant portion of the assets of SEL-LEB or to a subsidiary or affiliated company in which SEL-LEB shall have a controlling interest, provided that notice of such assignment is given to KOBRA. Notwithstanding anything to the contrary contained herein, KOBRA may assign its rights to collect revenues hereunder to an entity owned and controlled by NICOLE MILLER, provided (i) that such entity agrees to be bound by the restrictions contained herein; and (ii) KOBRA obtains the prior written consent of SEL-LEB, which shall not be unreasonably withheld or delayed.

         19.      CAPTIONS.

                  The captions for the various provisions of this Agreement are provided for convenience of reference only and shall not be used in interpreting any such provision.

         20.      NOTICES.

                  All notices or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given on the date of delivery, if personally delivered, or one (1) business day after the date of deposit, if sent by private overnight express carrier, such as Federal Express, next business day delivery, or five (5) business days after having been mailed postage prepaid to the recipient party by United States registered or certified mail, and, in each a case, addressed as follows:

         If to SEL-LEB:                     Sel-Leb Marketing, Inc.
                                            495 River Street
                                            Paterson, New Jersey 07524

                                            Attn:
                                                 ------------------------------

         with a copy to:                    Seth P. Markowitz, Esq.
                                            Markowitz & Roshco, LLP
                                            530 Fifth Avenue, 23rd Floor
                                            New York, New York 10036

         If to KOBRA:                        KOBRA INTERNATIONAL, LTD.
                                             525 Fifth Avenue
                                             New York, New York 10018

                                             Attn:  Shari Grossman

         with a copy to:                     Randy Friedberg, Esq.
                                             Olshan Grundman, et al
                                             505 Park Avenue
                                             New York, New York 10022

or to such address for a party set forth in a notice given to the other party in accordance with this Section 18, provided, however, that notice given in any other manner shall be deemed effective upon receipt by the recipient. Delivery of the copies shall not be necessary for effective notice.

         21.      GOVERNING LAW.

                  This Agreement and the legal relationship among the parties shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of law principles.

         22.      ARBITRATION.

                  Any controversy or claim arising under or in relation to this Agreement, or the breach thereof, or the relations between SEL-LEB and KOBRA or SEL-LEB and NICOLE MILLER (excluding disputes falling within Section 10, above) shall be settled by arbitration by a panel of three arbitrators (unless the amount in dispute is less than Twenty-Five Thousand Dollars ($25,000) in which case there shall be only one arbitrator) in the City of New York, New York, administered by the American Arbitration Association under the then applicable General Arbitration Rules of the Council of the Textiles and Apparel Industries (or if said Rules no longer exist, then the equivalent applicable arbitration rules generally accepted by the apparel industry), and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof; PROVIDED, HOWEVER, that the arbitrator(s) shall be bound by the laws of the State of New York and, regarding any questions related thereto, the trademark statutes of the United States of America, and shall have no power to extend this Agreement beyond its termination date, nor to order reinstatement or other continuation of the parties' relationship after termination, nor to award punitive, consequential, multiple, incidental or any other damages in excess of the economic damages actually sustained by the claimant. If, and only if, the arbitrator(s) shall determine that either party's position in arbitration was not maintained in good faith, then the arbitrators shall award the other party a reasonable attorney's fee. The choice of law governing any and all questions and issues in any way related to this Agreement, except as set forth in the foregoing sentence) shall be the laws of the State of New York and the trademark statutes of the United States of America.

         23.      SEVERABILITY.

                  If any provision is declared invalid or otherwise determined to be unenforceable for any reason, such provision shall be deemed to be severable from the remaining provisions, which shall otherwise remain in full force and effect.

         24.      ENTIRE AGREEMENT; AMENDMENT & MODIFICATION.

                  This Agreement sets forth the entire understanding and agreement of the parties with respect to the subject matter covered herein, superseding all prior and contemporaneous understandings and agreements, whether oral or written. This Agreement may not be modified or amended except by a written instrument executed by both parties.

         25.      FORCE MAJEURE.

                  Except with respect to obligations to make payments hereunder, neither party shall be liable for delays, defaults or failures in rendering performance hereunder if such delays, defaults or failures are the result of fire, flood, earthquake, or similar catastrophe; civil commotion, strike, labor dispute, or embargo; lack or failure of transportation facilities, shortage of suitable parts, materials, or labor, or any law, proclamation, or order of any governmental agency; or any other event beyond such party's reasonable control, including but not limited to any delay caused by the other party.

         26.      DESIGN AND MANUFACTURE OF LICENSED PRODUCTS; QUALITY CONTROL.

                  (A) The contents and workmanship of Licensed Products and Promotional Materials shall at all times be of the highest quality and Licensed Products shall be distributed and sold with packaging and sales promotion materials appropriate for highest quality Licensed Products.

                  (B) Any and all Uses and manufacture of the Licensed Products shall be in compliance with all necessary governmental approvals and all applicable laws, rules and regulations, including, but not limited to, Title 29, section 212 of the United States Code and the Magnuson-Moss Warranty Act as to express and implied warranties. SEL-LEB shall pretest all proposed and approved Licensed Products and shall cause truthful labeling regarding care, maintenance, and use to be affixed to the Licensed Products, along with any other disclosures required by law or reasonably required by KOBRA (including, but not limited to, copyright and trademark ownership notices which shall be included with any Use of the Marks at all times, the legend "Manufactured by [name of SEL-LEB] under license from Nicole Miller" on all Licensed Products [hangtags, labels or packaging as appropriate] to disclose the relationship established by this Agreement, and any legally required Magnuson-Moss warranty notices clearly identifying SEL-LEB as responsible for the warranty). SEL-LEB shall immediately inform KOBRA in writing of any material complaint by any consumer or governmental body relevant to the Licensed Products, and the status and resolution thereof. SEL-LEB shall move expeditiously to resolve any such complaint.

                  (C) Licensed Products may only be manufactured by SEL-LEB at a facility it does not own or lease if and only if it notifies KOBRA that such third-party manufacturer shall be retained, and further submits to KOBRA such information, specifications and samples as KOBRA reasonably. KOBRA reserves the right to reject, in the exercise of its reasonable discretion, any such third-party manufacturer. KOBRA may demand that SEL-LEB impose reasonable restrictions on such third-party manufacturers of products relating to the Marks, including, but not limited to, having such manufacturers and their key production managers execute confidentiality and anti-pirating agreements in connection with same. Any Licensed Product caused by SEL-LEB to be manufactured outside the United States shall be imported into the United States under the name of SEL-LEB and only SEL-LEB. Any and all Licensed Products imported under a name other than that of SEL-LEB shall be deemed counterfeit by KOBRA and SEL-LEB, and may be so represented to U.S. Customs Service and prosecuted accordingly. In order to prevent the importation of counterfeit merchandise, SEL-LEB shall use a customs broker for all Licensed Merchandise imported under this Agreement. SEL-LEB shall promptly notify KOBRA of the identity of each such customs broker as SEL-LEB shall use from time to time during the Term for Licensed Merchandise imported hereunder. KOBRA shall not be liable for any acts of or transactions with said broker. SEL-LEB agrees that it will not engage in "unlawful transshipment" of merchandise, as that term is defined by the U.S. Customs Service, or utilize manufacturers that engage in such "unlawful transshipment." SEL-LEB further agrees that all merchandise manufactured outside the United States will have labels permanently affixed thereto that reflect the actual "country of origin" as that term is defined by the U.S. Custom Service.

         27.      APPOINTMENT OF REPRESENTATIVES.

                  KOBRA shall have the right at any time to appoint in writing an authorized representative or representatives who shall be empowered to act on behalf of the KOBRA with regard to any matter pertaining to this Agreement. It is understood that such appointment shall be strictly limited to the provisions of the written appointment, that the representative shall have no authority beyond the scope of such appointment, and that SEL-LEB shall act only in accordance with such written appointment.

         28.      SAMPLES.

                  Upon request, SEL-LEB shall furnish to KOBRA a reasonable number of samples of each such Licensed Product, for use by KOBRA's salespeople, in its showroom, in catalogues, and in fashion and design shows. In connection with any such use by KOBRA, SEL-LEB shall receive such credit, as it shall reasonably specify from time-to-time.

         29.      SALES OF LICENSED PRODUCT TO KOBRA.

                  Sales of Licensed Products by SEL-LEB to KOBRA, its subsidiaries, licensees or affiliates shall at listed wholesale rates, with the most favorable discounts, rebates and terms available to third parties. Further, at the close of each season during the Licensed Term KOBRA, its subsidiaries, licensees and affiliates shall have the right to exchange Licensed Products originally purchased for retail sale for other Licensed Products.

         30.      CONSTRUCTION.

                  This Agreement's terms and conditions were freely negotiated. SEL-LEB drafted the Agreement for the convenience of the parties only. As such, the language shall be interpreted without regard to any rule, law or presumption requiring the language to be construed, interpreted or applied against SEL-LEB.

         31.      USE OF COUNSEL.

                  The parties hereto represent that they have each consulted with counsel of their own choosing in connection with the negotiation and execution of this agreement or have knowingly chosen not to do so.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date and year first written above.

SEL-LEB MARKETING, INC.                 KOBRA INTERNATIONAL, LTD.


BY: /s/ Hal Markowitz                   BY: /s/ Robert Konheim
   ----------------------------------      -------------------------------------
NAME:   Hal Markowitz                   NAME:   Robert Konheim
TITLE:  Chairman of the Board           TITLE:  President

                          UNDERTAKING BY NICOLE MILLER:

         TO INDUCE SEL-LEB MARKETING, INC. TO ENTER INTO THE FOREGOING AGREEMENT WITH KOBRA, I ACKNOWLEDGE THAT I HAVE READ THE FOREGOING AGREEMENT AND I HEREBY APPROVE ITS TERMS. FURTHER, I AGREE TO PERFORM THE OBLIGATIONS AND ABIDE BY THE RESTRICTIONS CONTAINED THEREIN WHICH ARE APPLICABLE TO ME SPECIFICALLY, THOSE CONTAINED IN SECTIONS 2, 3, 8, 9, 10, 13, AND 15. I CONFIRM THAT KOBRA IS AUTHORIZED AND EMPOWERED TO ACT ON MY BEHALF IN CONNECTION WITH THE FOREGOING AGREEMENT AND THAT ANY COMPENSATION DUE ME FOR MY SERVICES TO BE PERFORMED HEREUNDER IS SOLELY THE RESPONSIBILITY OF KOBRA AND NOT OF SEL-LEB MARKETING, INC.



                                    /s/ Nicole Miller
                                    ---------------------------
                                    NICOLE MILLER, INDIVIDUALLY